Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Cerner Corporation:

We consent to the incorporation by reference in the Registration Statements (No. 333-174568, No. 333-125492, No. 333-77029, No. 333-93379, No. 333-24899, No. 333-24909, No. 333-75308, No. 333-70170, No. 33-63226, No. 33-56868, No. 33-55082, No. 33-41580, No. 33-39777, No. 33-39776, No. 33-20155, No. 33-15156, and No. 333-40156) on Form S-8 and (No. 333-72024 and No. 333-40156) on Form S-4 of Cerner Corporation of our reports dated February 15, 2012, with respect to the consolidated balance sheets of Cerner Corporation and subsidiaries as of December 31, 2011 and January1, 2011, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2011, and the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the 2011 Annual Report on Form 10-K of Cerner Corporation.

/s/ KPMG LLP

Kansas City, Missouri

February 15, 2012